EXHIBIT 99.1

Icahn Enterprises L.P.

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: February 29, 2016

Icahn Enterprises L.P. Reports Fourth Quarter and Full Year 2015 Financial Results

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting full year 2015 revenues of $15.3 billion and adjusted net loss attributable to Icahn Enterprises, after adding back the loss on extinguishment of debt, of $1.2 billion, or a loss of $9.28 per depositary unit. For full year 2014, revenues were $19.2 billion and adjusted net loss attributable to Icahn Enterprises, after adding back the loss on extinguishment of debt, was $221 million, or a loss of $1.82 per depositary unit. For full year 2015, net loss attributable to Icahn Enterprises was $1.2 billion, or a loss of $9.29 per depositary unit. For full year 2014, net loss attributable to Icahn Enterprises was $373 million, or a loss of $3.08 per depositary unit. Adjusted EBITDA attributable to Icahn Enterprises was $929 million for full year 2015 compared to $1.0 billion for full year 2014. Adjusted EBIT attributable to Icahn Enterprises was $314 million for full year 2015 compared to $445 million for full year 2014.

For the fourth quarter of 2015, which did not have any gains or losses on extinguishment of debt, revenues were $2.6 billion and net loss attributable to Icahn Enterprises was $1.1 billion, or a loss of $8.56 per depositary unit. For fourth quarter of 2014, which did not have any gains or losses on extinguishment of debt, revenues were $3.4 billion and net loss attributable to Icahn Enterprises was $478 million, or a loss of $3.84 per depositary unit. For the fourth quarter of 2015, Adjusted EBITDA attributable to Icahn Enterprises was $(240) million compared to $(221) million in the fourth quarter of 2014. For the fourth quarter of 2015, Adjusted EBIT attributable to Icahn Enterprises was $(399) million compared to $(367) million in the fourth quarter of 2014.

***

Icahn Enterprises L.P. (NASDAQ:IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Three Months Ended December 31,
	2015	2014
Revenues:	(Unaudited)
Net sales	$3,340	$3,982
Other revenues from operations	344	316
Net loss from investment activities	(1,223)	(1,073)
Interest and dividend income	58	52
Other income, net	46	89
	2,565	3,366
Expenses:
Cost of goods sold	3,068	3,798
Other expenses from operations	159	155
Selling, general and administrative	485	378
Restructuring	40	23
Impairment	778	129
Interest expense	301	254
	4,831	4,737
Loss before income tax benefit	(2,266)	(1,371)
Income tax benefit	116	269
Net loss	(2,150)	(1,102)
Less: net loss attributable to non-controlling interests	1,023	624
Net loss attributable to Icahn Enterprises	$(1,127)	$(478)

Net loss attributable to Icahn Enterprises allocable to:
Limited partners	$(1,104)	$(469)
General partner	(23)	(9)
	$(1,127)	$(478)

Basic and diluted loss per LP unit	$(8.56)	$(3.84)
Basic and diluted weighted average LP units outstanding	129	122
Cash distributions declared per LP unit	$1.50	$1.50

CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Year Ended December 31,
	2015	2014
Revenues:	(Unaudited)
Net sales	$14,604	$18,072
Other revenues from operations	1,386	1,250
Net loss from investment activities	(987)	(564)
Interest and dividend income	194	217
Other income, net	75	182
	15,272	19,157
Expenses:
Cost of goods sold	12,741	16,485
Other expenses from operations	643	613
Selling, general and administrative	1,908	1,625
Restructuring	97	84
Impairment	788	135
Interest expense	1,154	847
	17,331	19,789
Loss before income tax (expense) benefit	(2,059)	(632)
Income tax (expense) benefit	(68)	103
Net loss	(2,127)	(529)
Less: net loss attributable to non-controlling interests	933	156
Net loss attributable to Icahn Enterprises	$(1,194)	$(373)

Net loss attributable to Icahn Enterprises allocable to:
Limited partners	$(1,170)	$(366)
General partner	(24)	(7)
	$(1,194)	$(373)

Basic and diluted loss per LP unit	$(9.29)	$(3.08)
Basic and diluted weighted average LP units outstanding	126	119
Cash distributions declared per LP unit	$6.00	$6.00

CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2015	2014
ASSETS	(Unaudited)
Cash and cash equivalents	$2,078	$2,908
Cash held at consolidated affiliated partnerships and restricted cash	1,282	1,439
Investments	15,351	14,480
Accounts receivable, net	1,685	1,691
Inventories, net	2,259	1,879
Property, plant and equipment, net	9,535	8,812
Goodwill	1,504	2,000
Intangible assets, net	1,108	1,088
Other assets	1,640	1,493
Total Assets	$36,442	$35,790
LIABILITIES AND EQUITY
Accounts payable	$1,416	$1,387
Accrued expenses and other liabilities	1,828	2,248
Deferred tax liability	1,197	1,255
Securities sold, not yet purchased, at fair value	794	334
Due to brokers	7,317	5,197
Post-employment benefit liability	1,224	1,391
Debt	12,633	11,588
Total liabilities	26,409	23,400

Equity:
Limited partners	4,244	5,672
General partner	(257)	(229)
Equity attributable to Icahn Enterprises	3,987	5,443
Equity attributable to non-controlling interests	6,046	6,947
Total equity	10,033	12,390
Total Liabilities and Equity	$36,442	$35,790

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

($ in millions)	December 31,	December 31,
	2015	2014
Market-valued Subsidiaries:	(Unaudited)
Holding Company interest in Funds (1)	$3,428	$4,284
CVR Energy (2)	2,802	2,756
CVR Refining - direct holding (2)	114	101
Federal-Mogul (2)	949	1,949
American Railcar Industries (2)	549	611
Total market-valued subsidiaries	$7,842	$9,701

Other Subsidiaries:
Tropicana (3)	$794	$497
Viskase (3)	183	246
Real Estate Holdings (1)	656	693
PSC Metals (1)	182	250
WestPoint Home (1)	176	180
ARL (4)	852	944
Ferrous Resources (1)	95	—
IEH Auto (1)	249	—
Total - other subsidiaries	$3,187	$2,810
Add: Holding Company cash and cash equivalents (5)	166	1,123
Less: Holding Company debt (5)	(5,490)	(5,486)
Add: Other Holding Company net assets (5)	615	237
Indicative Net Asset Value	$6,320	$8,385

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents equity attributable to us as of each respective date.

(2)	Based on closing share price on each date and the number of shares owned by the Holding Company as of each respective date.

(3)
Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 8.5x Adjusted EBITDA for the twelve months ended December 31, 2015 and 7.5x Adjusted EBITDA for the twelve months ended December 31, 2014. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended December 31, 2015 and December 31, 2014.

(4)	ARL value assumes the present value of projected cash flows from leased railcars plus working capital.

(5)	Holding Company's balance as of each respective date.

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Consolidated Adjusted EBITDA:	(Unaudited)
Net loss	$(2,150)	$(1,102)	$(2,127)	$(529)
Interest expense, net	299	250	1,141	832
Income tax (expense) benefit	(116)	(269)	68	(103)
Depreciation and amortization	218	204	848	787
Consolidated EBITDA	$(1,749)	$(917)	$(70)	$987
Impairment of assets	778	129	788	135
Restructuring costs	40	23	97	84
Non-Service cost US based pensions	1	(2)	2	(7)
FIFO impact unfavorable (favorable)	25	155	60	161
Unrealized (gain) loss on certain derivatives	(16)	15	2	(63)
Major scheduled turnaround expense	85	1	109	7
Certain share-based compensation expense	5	1	13	12
Net loss on extinguishment of debt	—	—	2	162
Other	20	(40)	(2)	(56)
Consolidated Adjusted EBITDA	$(811)	$(635)	$1,001	$1,422

IEP Adjusted EBITDA:
Net loss attributable to IEP	$(1,127)	$(478)	$(1,194)	$(373)
Interest expense, net	199	175	762	614
Income tax (expense) benefit	(119)	(221)	14	(109)
Depreciation and amortization	159	146	615	573
EBITDA attributable to IEP	$(888)	$(378)	$197	$705
Impairment of assets	536	67	544	72
Restructuring costs	33	19	80	67
Non-Service cost US based pensions	1	(2)	1	(6)
FIFO impact unfavorable (favorable)	15	90	35	94
Unrealized (gain) loss on certain derivatives	(9)	8	2	(41)
Major scheduled turnaround expense	49	1	62	5
Certain share-based compensation expense	4	1	11	8
Net loss on extinguishment of debt	—	—	1	152
Other	19	(27)	(4)	(38)
Adjusted EBITDA attributable to IEP	$(240)	$(221)	$929	$1,018

($ in millions)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Consolidated Adjusted EBIT:	(Unaudited)
Net loss	$(2,150)	$(1,102)	$(2,127)	$(529)
Interest expense, net	299	250	1,141	832
Income tax (expense) benefit	(116)	(269)	68	(103)
Consolidated EBIT	$(1,967)	$(1,121)	$(918)	$200
Impairment of assets	778	129	788	135
Restructuring costs	40	23	97	84
Non-Service cost US based pensions	1	(2)	2	(7)
FIFO impact unfavorable (favorable)	25	155	60	161
Unrealized (gain) loss on certain derivatives	(16)	15	2	(63)
Major scheduled turnaround expense	85	1	109	7
Certain share-based compensation expense	5	1	13	12
Net loss on extinguishment of debt	—	—	2	162
Other	20	(40)	(2)	(56)
Consolidated Adjusted EBIT	$(1,029)	$(839)	$153	$635

IEP Adjusted EBIT:
Net loss attributable to IEP	$(1,127)	$(478)	$(1,194)	$(373)
Interest expense, net	199	175	762	614
Income tax (expense) benefit	(119)	(221)	14	(109)
EBIT attributable to IEP	$(1,047)	$(524)	$(418)	$132
Impairment of assets	536	67	544	72
Restructuring costs	33	19	80	67
Non-Service cost US based pensions	1	(2)	1	(6)
FIFO impact unfavorable (favorable)	15	90	35	94
Unrealized (gain) loss on certain derivatives	(9)	8	2	(41)
Major scheduled turnaround expense	49	1	62	5
Certain share-based compensation expense	4	1	11	8
Net loss on extinguishment of debt	—	—	1	152
Other	19	(27)	(4)	(38)
Adjusted EBIT attributable to IEP	$(399)	$(367)	$314	$445

($ in millions, except per unit amounts)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	(Unaudited)
Adjusted Diluted Loss per LP Unit:
Net loss attributable to Icahn Enterprises	$(1,127)	$(478)	$(1,194)	$(373)
Loss on extinguishment of debt attributable to Icahn Enterprises	—	—	1	152
Adjusted net loss attributable to Icahn Enterprises	(1,127)	(478)	(1,193)	(221)

Diluted loss per LP unit	$(8.56)	$(3.84)	$(9.29)	$(3.08)
Loss on extinguishment of debt attributable to Icahn Enterprises	—	—	0.01	1.26
Adjusted diluted loss per LP unit	$(8.56)	$(3.84)	$(9.28)	$(1.82)